Exhibit 99.3

INLAND REAL ESTATE CORPORATION

Offer To Exchange and Offer to Purchase for Cash

Relating to Any and All of the Outstanding 4.625% Senior Convertible Notes due 2026 (CUSIP No. 457461AB7)

and Solicitation of Consent for Proposed Amendment to the Related Indenture

Pursuant to the Prospectus Dated

THE TENDER/EXCHANGE OFFER AND CONSENT SOLICITATION (AS DEFINED HEREIN) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2010, WHICH WE REFER TO AS THE “EXPIRATION DATE,” UNLESS EARLIER TERMINATED OR EXTENDED BY US. TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE. OLD NOTES THAT ARE NOT TENDERED OR THAT ARE WITHDRAWN BEFORE THE EXPIRATION DATE WILL REMAIN OUTSTANDING.

                        , 2010

To Our Clients:

Enclosed for your consideration is a prospectus dated                     , 2010 (as it may be supplemented from time to time, the “Prospectus”) and the related letter of transmittal and consent (as it may be supplemented or amended from time to time, the “Letter of Transmittal and Consent” and, together with the Prospectus, the “Offer Documents”) relating to the offer by Inland Real Estate Corporation, a Maryland corporation (the “Company”), to exchange or purchase, at the election of each eligible holder and subject to the Cash Payment Limit described below, any and all of the Company’s outstanding 4.625% Senior Convertible Notes due 2026 (the “Old Notes”) held by eligible holders for:

(1)           a new series of       % Senior Convertible Notes due 2029 (the “New Notes”), in an amount equal to $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes exchanged (the “Exchange Option”);

(2)           cash, in an amount equal to $1,000 for each $1,000 principal amount of Old Notes tendered (the “Tender Option”). If the cash required to purchase all of the Old Notes tendered under the Tender Option exceeds $15 million (the “Cash Payment Limit”), the Company will accept the Old Notes tendered for purchase on a pro rata basis, and unless withdrawn as described in the Prospectus, the balance of any Old Notes tendered under the Tender Option but not accepted for purchase for cash will be treated as if they had been tendered for exchange under the Exchange Option and will be exchanged for New Notes; or

(3)           combination of the Exchange Option and the Tender Option, subject to the Cash Payment Limit.

The Exchange Option and the Tender Option are referred to collectively as the “tender/exchange offer.”

In connection with the tender/exchange offer, the Company is also soliciting, upon the terms and subject to the conditions specified in the Prospectus, consents from the holders of the Old Notes to a proposed amendment to the indenture governing the Old Notes (the “consent solicitation”), to amend the default provisions contained therein to increase the threshold for accelerating indebtedness under the indenture upon default on any indebtedness from $20 million to $100 million (the “Indenture Amendment”). Any holder that tenders the Old Notes, and whose Old Notes are accepted for exchange or purchase by the Company, pursuant to the tender/exchange offer will be deemed to have delivered a valid consent to the Indenture Amendment. The Indenture Amendment will become effective only if the Company receives valid consents from holders of a majority in aggregate principal amount of Old Notes.

We (directly or through our nominee) are the holder of record of Old Notes held by us for your account. A tender of these Old Notes can be made only by us (or our nominee) as the holder of record and pursuant to your instructions. The Letter of Transmittal and Consent is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

We request instructions as to whether you wish to have us tender Old Notes on your behalf, upon the terms and subject to the conditions set forth in the Offer Documents.

Your attention is directed to the following:

1.             The tender/exchange offer and consent relates to any and all of the Company’s outstanding Old Notes, subject to the Cash Payment Limit.

2.             The tender/exchange offer and consent solicitation is subject to a number of conditions, each of which may be waived or modified by the Company, in whole or in part, at any time and from time to time, as described in “The Tender/Exchange Offer and Consent Solicitation — Conditions to the Tender/Exchange Offer and Consent Solicitation” in the Prospectus.

3.             Holders who fail to exchange their Old Notes may have reduced liquidity after the tender/exchange offer and consent solicitation. As Old Notes are tendered and accepted in the tender/exchange offer and consent solicitation, the principal amount of remaining Old Notes will decrease. This decrease could reduce the liquidity of the trading market for the Old Notes. The Company cannot assure you of the liquidity, or even the continuation, of any trading market for the Old Notes following the completion of the tender/exchange offer and consent solicitation.

4.             The tender/exchange offer and consent solicitation expires at 5:00 p.m., on the Expiration Date.

If you wish to have us tender any or all of your Old Notes and become a party to the consent solicitation, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

The tender/exchange offer and consent solicitation is not being made to (nor will tenders of Old Notes be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making or acceptance of the tender/exchange offer and consent solicitation would be unlawful.

Please carefully review the enclosed Offer Documents as you consider the tender/exchange offer and consent solicitation.

Instructions with Respect to the Tender/Exchange Offer and Consent Solicitation

The undersigned acknowledge(s) receipt of this letter and the Offer Documents referred to herein relating to the Company’s tender/exchange offer and consent solicitation.

This will instruct you, the registered holder, with respect to tendering in the tender/exchange offer and consent solicitation, the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer Documents. Note: the aggregate amount of Old Notes tendered under the Exchange Option and Tender Option may not exceed the total amount of Old Notes held by you.

Please tender the Old Notes held by you for my account as indicated below:

The aggregate principal, or face, amount at maturity of Old Notes held by you for the account of the undersigned is (fill in amount):

$                      of 4.625% Senior Convertible Notes due 2026.

With respect to the Exchange Option and consent solicitation, the undersigned hereby instructs you (check appropriate box):

☐            To TENDER the following Old Notes held by you for the account of the undersigned (insert principal, or face, amount at maturity of Old Notes to be tendered (if any)) (must be $1,000 or any integral multiple thereof):

$                      of 4.625% Senior Convertible Notes due 2026.

By instructing you to tender the amount of Old Notes given above, you are authorized to make, on behalf of the undersigned, the representations and warranties contained in the Letter of Transmittal and Consent that are to be made with respect to the undersigned as beneficial owner of the Old Notes.

With respect to the Tender Option and consent solicitation, the undersigned hereby instructs you (check appropriate box):

☐            To TENDER the following Old Notes held by you for the account of the undersigned (insert principal, or face, amount at maturity of Old Notes to be tendered (if any)) (must be $1,000 or any integral multiple thereof):

$                      of 4.625% Senior Convertible Notes due 2026.

By instructing you to tender the amount of Old Notes given above, you are authorized to make, on behalf of the undersigned, the representations and warranties contained in the Letter of Transmittal and Consent that are to be made with respect to the undersigned as beneficial owner of the Old Notes.

☐            NOT to TENDER any Old Notes held by you for the account of the undersigned.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: